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                                                                    Exhibit 99.1

            THIS PROXY IS SOLICITED ON BEHALF OF THE JFAX.COM, INC.
                              BOARD OF DIRECTORS

                                JFAX.COM, INC.
                     (dba j2 Global Communications, Inc.)
                        ANNUAL MEETING OF STOCKHOLDERS
                              ON _________, 2000

The undersigned stockholder of JFAX.COM, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement/Prospectus, each dated _______, 2000, and the eFax.com Annual Report on Form 10-K for the year ended January 1, 2000 and the eFax.com Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2000, and hereby appoints Steven J. Hamerslag, R. Scott Turicchi and Nicholas V. Morosoff, or any of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of JFAX.COM, Inc. to be held on _______, 2000 at 10:00 a.m. local time, at the Hollywood Roosevelt Hotel, 7000 Hollywood Boulevard, Los Angeles, California 90028, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE APPROVAL OF ALL PROPOSALS SET OUT BELOW, INCLUDING THE ELECTION OF THE MANAGEMENT NOMINEES TO BE DIRECTORS OF JFAX.COM, INC., AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

               (Continued and to be signed on the reverse side)
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                                                                       Company #
                                                                       Control #

THERE ARE THREE WAYS TO VOTE YOUR SHARES

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD

VOTE BY PHONE --  TOLL FREE - 1-800-____-___
-- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until [12:00 p.m.], _______ time, on ________, 2000. [the day prior to the Annual Meeting]
-- You will be prompted to enter your [3-digit] Company Number and your [7-digit] Control Number which are located above.
--   Follow the simple instructions the voice will provide to you.

VOTE BY INTERNET - HTTP://WWW.________
--   Use the Internet to vote your shares 24 hours a day, 7 days a week until
     [12:00 p.m.,]   _______ time, on ________, 2000. [the day prior to the
     Annual Meeting]
-- You will be prompted to enter your [3-digit] Company Number and your [7-digit] Control Number which are located above to obtain your records and create an electronic proxy.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Nicholas V. Morosoff, Corporate Secretary, JFAX.COM, Inc., 6922 Hollywood Boulevard, Suite 900, Hollywood, CA 90028.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD
                              Please detach here


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS BELOW

[x]   PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

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1.   To approve the issuance of shares of JFAX.COM common stock, par value $0.01 per share, pursuant to the terms of the Agreement and Plan of Merger, dated as of July 13, 2000, among JFAX.COM, JFAX.COM Merger Sub, Inc., a wholly-owned subsidiary of JFAX.COM, and eFax.com, a Delaware corporation, pursuant to which JFAX.COM Merger Sub will merge with and into eFax.com and eFax.com will survive the merger as a wholly-owned subsidiary of JFAX.COM.

           []  FOR               []  AGAINST               []  ABSTAIN

2. To approve an amendment to JFAX.COM's certificate of incorporation to change the name of JFAX.COM, Inc. to j2 Global Communications, Inc.

           []  FOR               []  AGAINST               []  ABSTAIN

3. To elect eight directors to serve the ensuing year and until their successors are elected.

           []  FOR               []  WITHHELD              []  ABSTAIN

            For all Nominees      Withhold authority to
            listed below, except  vote for all Nominees
            as specified to the   listed below.
            contrary below.


            Nominees:
            --------
            Richard S. Ressler
            John F. Rieley

            Michael P. Schulhof

            Robert J. Cresci

            R. Scott Turicchi

            Zohar Loshitzer

            Steven J. Hamerslag

            Douglas Y. Bech


           (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the lines provided below.)
           _________________________________
           _________________________________
           _________________________________
           _________________________________
           _________________________________
           _________________________________
           _________________________________
           _________________________________

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4.   To ratify an amendment to the JFAX.COM 1997 Stock Option Plan in order to increase the number of shares of JFAX.COM common stock reserved for issuance thereunder by 3,625,000 shares to an aggregate of 8,000,000 shares.

           []  FOR               []  AGAINST               []  ABSTAIN

5.   To ratify the selection of KPMG LLP as independent auditors for JFAX.COM.

           []  FOR               []  AGAINST               []  ABSTAIN

6. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

           []  FOR               []  WITHHELD              []  ABSTAIN

[_]  Mark here for address change and note in the space provided.


Signature(s):__________________________________________  Date:______________
Note: This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, each person should sign.

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